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                                                                                                                        EXHIBIT 99.1

                                                         Avon Products, Inc.
                                           Restatement of 2000 Quarterly Income Statements
                                                            (Unaudited)

                                                                                                             Fourth      Full Year
                                   First Quarter 2000      Second Quarter 2000     Third Quarter 2000     Quarter 2000     2000
                                 ----------------------  ----------------------- -----------------------  ------------ -------------
                                      As         As           As          As          As           As          As           As
                                  Reported    Restated    Reported     Restated    Reported     Restated   Reported*     Reported*
                                 -----------  ---------  -----------  ---------- -----------   ----------  ----------  ------------
Net sales ....................   $   1,324.9  $ 1,306.7  $   1,378.1  $ 1,382.6  $   1,342.7   $  1,336.0  $   1,648.4  $   5,673.7
Other revenue ................        --           10.4       --           10.0       --              9.7         10.8         40.9
                                 -----------  ---------  -----------  ---------  -----------   ----------  -----------  -----------
Total revenue ................       1,324.9    1,317.1      1,378.1    1,392.6      1,342.7      1,345.7      1,659.2      5,714.6
                                 ===========  =========  ===========  =========  ===========  ===========  ===========  ===========
Cost of sales ................         497.3      490.8        496.4      498.6        493.3        490.2        643.1      2,122.7
Mktg, dist & admin expenses ..         683.2      688.5        661.9      673.6        679.8        686.9        754.2      2,803.2
                                 -----------  ---------  -----------  ---------  -----------   ----------  -----------  -----------
Operating profit .............         144.4      137.8        219.8      220.4        169.6        168.6        261.9        788.7
Total other expenses .........          28.4       28.3         25.2       25.3         24.3         24.3         19.8         97.7
                                 -----------  ---------  -----------  ---------  -----------   ----------  -----------  -----------
Income before taxes, minority
  interest & cumulative effect
  of accounting change .......         116.0      109.5        194.6      195.1        145.3        144.3        242.1        691.0
Income taxes .................          41.2       39.1         69.0       69.2         51.6         51.1         42.3        201.7
Minority interest ............            --         --         (1.1)      (1.0)        (0.7)        (0.9)        (2.3)        (4.2)
                                 -----------  ---------  -----------  ---------  -----------   ----------  -----------  -----------
Income before cumulative
  effect of accounting
  change .....................          74.8       70.4        124.5      124.9         93.0         92.3        197.5        485.1

Cumulative effect of
  accounting change ..........            --       (6.7)          --         --           --           --           --         (6.7)
                                 -----------  ---------  -----------  ---------  -----------   ----------  -----------  -----------
Net income ...................   $      74.8  $    63.7  $     124.5  $   124.9  $      93.0  $      92.3  $     197.5  $     478.4
                                 ===========  =========  ===========  =========  ===========  ===========  ===========  ===========
Diluted earnings per share:
  Continuing operations ......   $      0.31  $    0.30  $      0.52  $    0.52  $      0.39  $      0.38  $      0.81  $      2.02
  Cumulative effect of
    accounting change ........           --       (0.03)         --         --           --           --           --         (0.03)
                                 -----------  ---------  -----------  ---------  -----------  -----------  -----------  -----------
                                 $      0.31  $    0.27  $      0.52  $    0.52  $      0.39  $      0.38  $      0.81  $      1.99
                                 ============ ========== ============ ========== ============ ============ ============ ===========
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Note: For the year ended December 31, 2000, the Company recorded a charge of
$6.7 million, after tax, to reflect the adoption of SAB 101. This charge is reflected as a cumulative effect of an accounting change in the financial information above.

For the year ended December 31, 2000, the Company adopted the provisions of EITF 00-10, which requires that amounts billed to customers for shipping and handling fees be classified as revenues. All prior periods have been restated to reflect shipping and handling fees, previously reported in Marketing, distribution & administrative expenses, in Other revenue in the financial information above.

*The results reported for the fourth quarter and full year 2000 reflect the impact of SAB 101 and EITF 00-10.